NEWS	Exhibit 99.1

Chris Meyer
Group Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Announces 2015 Second Quarter Adjusted Diluted EPS of $0.28 and Diluted EPS of $0.26;
Posts U.S. Comparable Sales Increase of 2.0%;
Reaffirms 2015 Guidance for Adjusted Diluted EPS of At Least $1.27;
Authorizes Additional $100 Million Share Repurchase Program

TAMPA, Fla., August 4, 2015 - Bloomin’ Brands, Inc. (Nasdaq:BLMN) today reported financial results for the second quarter (“Q2 2015”) ended June 28, 2015 compared to the second quarter (“Q2 2014”) ended June 29, 2014.

Key highlights for Q2 2015 include the following:

•	Comparable sales for Company-owned U.S. concepts increased 2.0%

•	Comparable sales for Outback Steakhouse restaurants in Brazil increased 3.4%

•	System-wide development was 14 new restaurants including nine International restaurants

•	Adjusted restaurant margin was 16.2% versus 16.1% in Q2 2014 and U.S. GAAP restaurant margin was 16.5% versus 16.1% in Q2 2014

Subsequent to Q2 2015:

•	The Company’s Board of Directors approved a new $100.0 million share repurchase program

•	Moody’s upgraded the Company’s Corporate Family Rating two notches to Ba2

Adjusted Diluted EPS and Diluted EPS
The following table reconciles Adjusted diluted earnings per share to Diluted earnings per share for the periods as indicated below.

	Q2 2015	Q2 2014	CHANGE
Adjusted diluted earnings per share	$0.28	$0.27	$0.01
Adjustments	(0.02)	(0.06)	0.04
Diluted earnings per share	$0.26	$0.21	$0.05

____________________
See Non-GAAP Measures later in this release.

CEO Comments

“We are pleased with the results for the quarter driven by continued strong performances at Outback, Fleming’s and Brazil, and positive momentum at Carrabba’s,” said Elizabeth Smith, CEO. “The strength of our portfolio more than offsets traffic declines at Bonefish Grill which is returning to their polished casual roots. We are well-positioned to deliver on our 2015 EPS guidance of at least $1.27.”

Second Quarter Financial Results

The following summarizes the Company’s results for Q2 2015 and Q2 2014:

(dollars in millions)	Q2 2015	Q2 2014	% Change
Total revenues	$1,099.6	$1,110.9	(1.0)%

Adjusted restaurant level operating margin	16.2%	16.1%	0.1%
U.S. GAAP restaurant level operating margin	16.5%	16.1%	0.4%

Adjusted operating income margin	5.6%	5.8%	(0.2)%
U.S. GAAP operating income margin	5.7%	5.6%	0.1%

•	The decrease in Total revenues was primarily due to the effect of foreign currency translation and was partially offset by the net benefit of new restaurant openings and closings.

•
The increase in Adjusted restaurant-level operating margin was primarily due to productivity savings and higher U.S. average unit volumes. These increases were partially offset by commodity and wage rate inflation.

•	The decrease in Adjusted operating income margin was driven by higher general and administrative expense primarily related to the lapping of lower incentive compensation in Q2 2014.

•
The difference between Adjusted and U.S. GAAP restaurant-level operating margins and operating income margins in Q2 2015 was primarily due to the favorable resolution of the 2011 payroll tax audit contingency in 2015.

Second Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED JUNE 28, 2015	COMPANY- OWNED
Comparable restaurant sales (stores open 18 months or more) (1) (2):
U.S.
Outback Steakhouse	4.0%
Carrabba’s Italian Grill	0.9%
Bonefish Grill	(4.6)%
Fleming’s Prime Steakhouse & Wine Bar	3.2%
Combined U.S.	2.0%

International
Outback Steakhouse - Brazil	3.4%
Outback Steakhouse - South Korea	(11.8)%
_________________

(1)	Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates.

(2)
Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

U.S. Segment Operating Results

(dollars in millions)	Q2 2015	Q2 2014	% Change
U.S.
Total revenues	$983.0	$967.0	1.6%

Adjusted restaurant-level operating margin	15.6%	15.2%	0.4%
U.S. GAAP restaurant-level operating margin	15.6%	15.2%	0.4%

Adjusted operating income margin	9.5%	8.4%	1.1%
U.S. GAAP operating income margin	9.5%	8.4%	1.1%

•
The increases in Adjusted and U.S. GAAP operating income margin were primarily due to productivity savings, higher average unit volumes, and lower general and administrative expenses due to the Company’s organizational realignment in the second half of 2014.

International Segment Operating Results

(dollars in millions)	Q2 2015	Q2 2014	% Change
International
Total revenues	$116.6	$143.9	(18.9)%

Adjusted restaurant-level operating margin	16.9%	17.3%	(0.4)%
U.S. GAAP restaurant-level operating margin	16.8%	17.2%	(0.4)%

Adjusted operating income margin	5.8%	6.8%	(1.0)%
U.S. GAAP operating income margin	4.9%	5.8%	(0.9)%

•	The decrease in Total revenues is primarily due to foreign currency translation and the impact of the International Restaurant Closure Initiative.

•
The decrease in Adjusted and U.S. GAAP operating income margin was primarily due to commodity and labor inflation as well as investment spending related to the launching of Abbraccio in Brazil. This decrease was partially offset by new restaurant openings, productivity savings and pricing.

•	Foreign currency translation negatively impacted adjusted income from operations by $2.4 million.

Unallocated Corporate Operating Expense

Certain expenses are managed centrally and are not allocated to the U.S. or International segment. In total, Q2 2015 unallocated expenses were $36.4 million, which was $9.2 million higher than Q2 2014. The increase is primarily due to the lapping of lower incentive compensation expense in Q2 2014, which is included in consolidated operating margins.

System-wide Development

The following summarizes our system-wide development for the thirteen weeks ended June 28, 2015:

	MARCH 29, 2015	OPENINGS	CLOSURES	JUNE 28, 2015
U.S.:
Outback Steakhouse—Company-owned	649	2	(2)	649
Bonefish Grill—Company-owned	204	3	—	207

International:
Company-owned
Outback Steakhouse—South Korea	75	2	(1)	76
Outback Steakhouse—Brazil	64	5	—	69
Other	10	2	—	12
System-wide development		14	(3)

Dividend Declaration and Share Repurchases

The Company’s Board of Directors declared a quarterly cash dividend of $0.06 per share to be paid on August 28, 2015 to all stockholders of record as of the close of business on August 18, 2015.

During Q2 2015, the Company repurchased $30.0 million of common stock, which completes the December 2014 share repurchase program. On August 3, 2015, the Company’s Board of Directors approved a new $100.0 million share repurchase program. The authorization will expire on February 3, 2017.

Other Events

On July 21, 2015, Moody’s upgraded the Company’s Corporate Family Rating to Ba2, two steps below investment grade rating. This upgrade reflects the improved operating performance and lower funded debt levels at the operating company.

Fiscal 2015 Financial Outlook

The Company is reaffirming its full-year Adjusted diluted earnings per share guidance of at least $1.27.

The Company has revised guidance on the following items for the full year 2015:

•	Blended U.S. comparable restaurant sales growth is expected to be approximately 1.5% versus prior guidance of “at least” 1.5%. This change is primarily due to lower sales expectations at Bonefish.

•	Total Revenues are expected to be approximately $4.43 billion versus prior guidance of “at least” $4.43 billion.

•	Commodity inflation range is now expected to be 3.5% to 4.0% versus prior guidance of 4.0% to 6.0%. This change reflects continued improvement in seafood and dairy.

•	Capital expenditures are now expected to be between $225 million to $235 million versus prior guidance of $235 million to $255 million.

All other elements of the fiscal 2015 guidance included in the February 19, 2015 release remain intact.

Non-GAAP Measures

In addition to the results provided in accordance with U.S. GAAP, this press release and related tables include certain non-GAAP measures which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with U.S. GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share, (v) Adjusted segment restaurant-level operating margin and (vi) Adjusted segment income from operations and the corresponding margin.

Although we believe these non-GAAP measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures are not intended to replace U.S. GAAP financial measures. These metrics are not necessarily comparable to similarly titled measures used by other companies. The use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on U.S. GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent. We believe that the disclosure of these non-GAAP measures is useful to investors as they form the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and establish employee incentive plans.

For reconciliations of the non-GAAP measures used in this release, refer to tables four, five, six and seven included later in this release.

Conference Call
The Company will host a conference call today, August 4, 2015 at 9:00 AM ET. The conference call can be accessed live over the telephone by dialing (888) 455-2263, or (719) 325-2144 for international participants. A replay will be available beginning two hours after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 8090188. The replay will be available through Tuesday, August 11, 2015. The call will also be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba's Italian Grill, Bonefish Grill and Fleming's Prime Steakhouse & Wine Bar. The Company operates approximately 1,500 restaurants in 48 states, Puerto Rico, Guam and 22 countries, some of which are franchise locations. For more information, please visit bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments” and “Fiscal 2015 Financial Outlook,” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: local, regional, national and international economic conditions; consumer confidence and spending patterns; challenges associated with new restaurant development; our ability to preserve the value of our brands; price and availability of commodities; weather, acts of God and other disasters; the seasonality of the Company’s business; increases in unemployment rates and taxes; increases in labor costs; competition; changes in patterns of consumer traffic, consumer tastes and dietary habits; consumer reaction to public health and food safety issues; government actions and policies; foreign currency exchange rates; interruption or breach of our systems or loss of consumer or employee information; interest rate changes, compliance with debt covenants and the Company’s ability to make debt payments; the cost and availability of credit; and our ability to continue to pay dividends. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands, except per share data)	JUNE 28, 2015	JUNE 29, 2014	JUNE 28, 2015	JUNE 29, 2014
Revenues
Restaurant sales	$1,092,759	$1,104,437	$2,287,569	$2,254,962
Other revenues	6,838	6,475	14,087	13,809
Total revenues	1,099,597	1,110,912	2,301,656	2,268,771
Costs and expenses
Cost of sales	357,455	358,856	744,923	732,470
Labor and other related	301,039	302,472	625,025	613,890
Other restaurant operating	254,281	265,279	518,319	521,797
Depreciation and amortization	47,375	48,627	93,861	94,792
General and administrative	75,962	72,262	149,209	146,316
Provision for impaired assets and restaurant closings	900	1,025	10,033	7,089
Total costs and expenses	1,037,012	1,048,521	2,141,370	2,116,354
Income from operations	62,585	62,391	160,286	152,417
Loss on extinguishment and modification of debt	(2,638)	(11,092)	(2,638)	(11,092)
Other income (expense), net	57	317	(1,090)	153
Interest expense, net	(12,867)	(15,109)	(26,065)	(31,707)
Income before provision for income taxes	47,137	36,507	130,493	109,771
Provision for income taxes	14,081	8,785	35,355	26,949
Net income	33,056	27,722	95,138	82,822
Less: net income attributable to noncontrolling interests	830	1,331	2,324	2,698
Net income attributable to Bloomin’ Brands	$32,226	$26,391	$92,814	$80,124

Net income	$33,056	$27,722	$95,138	$82,822
Other comprehensive income:
Foreign currency translation adjustment	(26,182)	19,088	(51,644)	13,723
Unrealized gains (losses) on derivatives, net of tax	844	—	(3,168)	—
Comprehensive income	7,718	46,810	40,326	96,545
Less: comprehensive income attributable to noncontrolling interests	830	1,331	2,324	2,698
Comprehensive income attributable to Bloomin’ Brands	$6,888	$45,479	$38,002	$93,847

Earnings per share:
Basic	$0.26	$0.21	$0.75	$0.64
Diluted	$0.26	$0.21	$0.73	$0.63
Weighted average common shares outstanding:
Basic	123,046	125,229	124,174	124,889
Diluted	126,242	128,378	127,501	128,115

Cash dividends declared per common share	$0.06	$—	$0.12	$—

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
U.S. Segment	JUNE 28, 2015	JUNE 29, 2014	JUNE 28, 2015	JUNE 29, 2014
Revenues
Restaurant Sales	$977,260	$961,608	$2,033,364	$1,966,483
Other Revenues	5,718	5,435	11,628	11,186
Total revenues	$982,978	$967,043	$2,044,992	$1,977,669
Restaurant-level operating margin	15.6%	15.2%	16.8%	16.4%
Income from operations	$93,265	$81,268	$220,673	$188,169
Operating income margin	9.5%	8.4%	10.8%	9.5%
International Segment
Revenues
Restaurant sales	$115,499	$142,829	$254,205	$288,479
Other revenues	1,120	1,040	2,459	2,623
Total revenues	$116,619	$143,869	$256,664	$291,102
Restaurant-level operating margin	16.8%	17.2%	19.5%	18.6%
Income from operations	$5,727	$8,282	$14,606	$24,507
Operating income margin	4.9%	5.8%	5.7%	8.4%
Reconciliation of Segment Income from Operations to Consolidated Income from Operations
Segment income from operations
U.S.	$93,265	$81,268	$220,673	$188,169
International	5,727	8,282	14,606	24,507
Total segment income from operations	98,992	89,550	235,279	212,676
Unallocated corporate operating expense - Cost of sales, Labor and other related and Other restaurant operating	7,977	6,728	7,689	11,322
Unallocated corporate operating expense - Depreciation and amortization and General and administrative	(44,384)	(33,887)	(82,682)	(71,581)
Unallocated corporate operating expense	(36,407)	(27,159)	(74,993)	(60,259)
Total income from operations	$62,585	$62,391	$160,286	$152,417

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(dollars in thousands)	JUNE 28, 2015	DECEMBER 28, 2014
Cash and cash equivalents (1)	$132,772	$165,744
Net working capital (deficit) (2)	$(256,015)	$(239,559)
Total assets	$3,144,735	$3,344,286
Total debt, net	$1,320,917	$1,315,843
Total stockholders’ equity	$495,948	$556,449
_________________

(1)	Excludes restricted cash.

(2)
The Company has, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). The Company operates successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on its current liabilities and its inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are used to service debt obligations and to make capital expenditures.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	JUNE 28, 2015		JUNE 29, 2014
	U.S. GAAP	ADJUSTED (1)	U.S. GAAP	ADJUSTED (2)	QUARTER TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	32.7%	32.7%	32.5%	32.5%	(0.2)%
Labor and other related	27.5%	27.8%	27.4%	27.4%	(0.4)%
Other restaurant operating	23.3%	23.3%	24.0%	24.0%	0.7%

Restaurant-level operating margin	16.5%	16.2%	16.1%	16.1%	0.1%

	TWENTY-SIX WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	JUNE 28, 2015		JUNE 29, 2014
	U.S. GAAP	ADJUSTED (1)	U.S. GAAP	ADJUSTED (3)	YEAR TO DATE
Restaurant sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	32.6%	32.6%	32.5%	32.5%	(0.1)%
Labor and other related	27.3%	27.4%	27.2%	27.2%	(0.2)%
Other restaurant operating	22.7%	22.7%	23.1%	23.2%	0.5%

Restaurant-level operating margin	17.5%	17.3%	17.2%	17.1%	0.2%
_________________

(1)	Includes a $2.7 million adjustment for payroll tax audit contingencies, which was recorded in Labor and other related.

(2)	No adjustments impacted Restaurant-level operating margins during the thirteen weeks ended June 29, 2014.

(3)
Includes an adjustment for the deferred rent liability write-off associated with the Domestic Restaurant Closure Initiative, which was recorded in Other restaurant operating during the twenty-six weeks ended June 29, 2014.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
SEGMENT RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	JUNE 28, 2015		JUNE 29, 2014
Restaurant-level operating margin:	U.S. GAAP	ADJUSTED	U.S. GAAP	ADJUSTED	QUARTER TO DATE
U.S. (1)	15.6%	15.6%	15.2%	15.2%	0.4%
International (2)	16.8%	16.9%	17.2%	17.3%	(0.4)%

	TWENTY-SIX WEEKS ENDED				(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED
	JUNE 28, 2015		JUNE 29, 2014
Restaurant-level operating margin:	U.S. GAAP	ADJUSTED	U.S. GAAP	ADJUSTED	YEAR TO DATE
U.S. (1)	16.8%	16.8%	16.4%	16.3%	0.5%
International (2)	19.5%	19.5%	18.6%	18.7%	0.8%
_________________

(1)	The twenty-six weeks ended June 29, 2014 includes an adjustment for the write-off of $2.1 million of deferred rent liabilities associated with the Domestic Restaurant Closure Initiative.

(2)
Includes adjustments of $0.1 million of Brazil non-cash intangible amortization for the thirteen weeks ended June 28, 2015 and June 29, 2014, respectively, and $0.2 million for the twenty-six weeks ended June 29, 2014.

TABLE SIX
BLOOMIN’ BRANDS, INC.
INCOME FROM OPERATIONS, NET INCOME AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JUNE 28, 2015	JUNE 29, 2014	JUNE 28, 2015	JUNE 29, 2014
Income from operations	$62,585	$62,391	$160,286	$152,417
Operating income margin	5.7%	5.6%	7.0%	6.7%
Adjustments:
Restaurant impairments and closing costs (1)	(63)	—	8,807	4,929
Payroll tax audit contingency (2)	(2,671)	—	(2,671)	—
Purchased intangibles amortization (3)	1,123	1,532	2,406	2,990
Restaurant relocations and related costs (4)	122	—	1,291	—
Asset impairments and related costs (5)	746	—	746	—
Transaction-related expenses (6)	40	—	315	1,118
Total income from operations adjustments	(703)	1,532	10,894	9,037
Adjusted income from operations	$61,882	$63,923	$171,180	$161,454
Adjusted operating income margin	5.6%	5.8%	7.4%	7.1%

Net income attributable to Bloomin’ Brands	$32,226	$26,391	$92,814	$80,124
Adjustments:
Income from operations adjustments	(703)	1,532	10,894	9,037
Loss on disposal of business (7)	(121)	—	1,030	—
Loss on extinguishment and modification of debt (8)	2,638	11,092	2,638	11,092
Total adjustments, before income taxes	1,814	12,624	14,562	20,129
Adjustment to provision for income taxes (9)	1,047	(4,847)	(2,580)	(7,542)
Net adjustments	2,861	7,777	11,982	12,587
Adjusted net income	$35,087	$34,168	$104,796	$92,711

Diluted earnings per share	$0.26	$0.21	$0.73	$0.63
Adjusted diluted earnings per share	$0.28	$0.27	$0.82	$0.72

Diluted weighted average common shares outstanding	126,242	128,378	127,501	128,115
_________________

(1)
Represents expenses incurred in the thirteen and twenty-six weeks ended June 28, 2015 for the International and Domestic Restaurant Closure Initiatives and expenses incurred for the Domestic Restaurant Closure Initiative during the twenty-six weeks ended June 29, 2014.

(2)
Relates to a payroll tax audit contingency adjustment for the employer’s share of FICA taxes related to cash tips allegedly received and unreported by our employees during calendar year 2011, which is recorded in Labor and other related expenses. In addition, a deferred income tax adjustment has been recorded for the allowable income tax credits for the employer’s share of FICA taxes expected to be paid, which is included in (Benefit) provision for income taxes and offsets the adjustment to Labor and other related expenses. As a result, there is no impact to Net income from this adjustment.

(3)	Represents non-cash intangible amortization recorded as a result of the acquisition of our Brazil operations.

(4)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(5)	Represents asset impairment charges and related costs associated with the decision to sell our corporate aircraft.

(6)	Relates primarily to costs incurred with the secondary offerings of our common stock in March 2015 and March 2014, respectively, and other transaction costs.

(7)	Primarily represents the sale of our Roy’s business.

(8)	Relates to the refinancing of our Senior Secured Credit Facility in March 2015 and May 2014, respectively.

(9)
Income tax effect of adjustments for the thirteen and twenty-six weeks ended June 28, 2015 and June 29, 2014, respectively, are calculated based on the statutory rate applicable to jurisdictions in which the above non-GAAP adjustments relate. For the thirteen and twenty-six weeks ended June 28, 2015, a deferred income tax adjustment has been recorded for the allowable income tax credits for the employer’s share of FICA taxes expected to be paid. See footnote 2 to this table.

Following is a summary of the financial statement line item classification of the net income adjustments in the Consolidated Statements of Operations and Comprehensive Income:

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 28, 2015	JUNE 29, 2014	JUNE 28, 2015	JUNE 29, 2014
Cost of sales	$—	$—	$—	$—
Labor and other related	(2,671)	—	(2,671)	—
Other restaurant operating expense	20	100	(116)	(1,883)
Depreciation and amortization	1,226	1,432	2,492	2,795
General and administrative	286	—	1,888	2,153
Provision for impaired assets and restaurant closings	436	—	9,301	5,972
Other expense, net	(121)	—	1,030	—
Provision for income taxes	1,047	(4,847)	(2,580)	(7,542)
Loss on extinguishment and modification of debt	2,638	11,092	2,638	11,092
Net adjustments	$2,861	$7,777	$11,982	$12,587

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
U.S. Segment	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 28, 2015	JUNE 29, 2014	JUNE 28, 2015	JUNE 29, 2014
Income from operations	$93,265	$81,268	$220,673	$188,169
Operating income margin	9.5%	8.4%	10.8%	9.5%
Adjustments:
Restaurant impairments and closing costs (1)	—	—	1,336	4,929
Restaurant relocations and related costs (2)	122	—	1,291	—
Adjusted income from operations	$93,387	$81,268	$223,300	$193,098
Adjusted operating income margin	9.5%	8.4%	10.9%	9.8%

International Segment
(dollars in thousands)
Income from operations	$5,727	$8,282	$14,606	$24,507
Operating income margin	4.9%	5.8%	5.7%	8.4%
Adjustments:
Restaurant impairments and closing costs (3)	(63)	—	7,471	—
Purchased intangibles amortization (4)	1,123	1,532	2,406	2,990
Adjusted income from operations	$6,787	$9,814	$24,483	$27,497
Adjusted operating income margin	5.8%	6.8%	9.5%	9.4%
_________________

(1)	Represents expenses incurred for the Domestic Restaurant Closure Initiative.

(2)	Represents asset impairment charges and accelerated depreciation incurred in connection with the Company’s relocation program.

(3)	Represents expenses incurred for the International Restaurant Closure Initiative.

(4)	Represents non-cash intangible amortization recorded as a result of the acquisition of our Brazil operations.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARATIVE STORE INFORMATION
(UNAUDITED)
	JUNE 28,	JUNE 29,
	2015	2014
Number of restaurants (at end of the period):
U.S.
Outback Steakhouse
Company-owned	649	650
Franchised	105	104
Total	754	754
Carrabba’s Italian Grill
Company-owned	244	240
Franchised	2	1
Total	246	241
Bonefish Grill
Company-owned	207	193
Franchised	5	5
Total	212	198
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	66	66
Roy’s (1)
Company-owned	—	20
International
Company-owned
Outback Steakhouse - South Korea	76	106
Outback Steakhouse - Brazil (2)	69	54
Other	12	12
Franchised	57	51
Total	214	223
System-wide total	1,492	1,502
____________________

(1)	On January 26, 2015, we sold our Roy’s concept.

(2)	The restaurant counts for Brazil are reported as of May 2015 and 2014, respectively, to correspond with the balance sheet dates of this subsidiary.

SOURCE: Bloomin’ Brands, Inc.